UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Brookdale Senior Living Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 18, 2006
Dear Shareholder:
      On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of Shareholders of Brookdale Senior Living Inc., to be held on Thursday, May 18, 2006 at 1:00 P.M., local time, at the Four Seasons Hotel, located at 57 East 57th Street, New York, NY.
      Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached proxy statement.
      All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please fill in, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

FOR THE BOARD OF DIRECTORS OF
BROOKDALE SENIOR LIVING INC.

Wesley R. Edens
Chairman of the Board of Directors

BROOKDALE SENIOR LIVING INC.
330 North Wabash Avenue, Suite 1400
Chicago, Illinois 60611
NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 18, 2006
To the Shareholders:
      The 2006 Annual Meeting of Shareholders of Brookdale Senior Living Inc. will be held on Thursday, May 18, 2006 at 1:00 P.M., local time, at the Four Seasons Hotel, located at 57 East 57th Street, New York, NY. The matters to be considered and acted upon at the Annual Meeting, which are described in detail in the accompanying materials, are:

1.	the election of two Class III directors to serve for the ensuing three years or until their successors are duly elected and qualified;

2.	the ratification of Ernst & Young LLP as independent registered public accounting firm for Brookdale Senior Living Inc. for fiscal year 2006; and

3.	any other business properly presented at the Annual Meeting.
      Your Board of Directors recommends that you vote in favor of the proposals set forth in this proxy statement.
      Shareholders of record at the close of business on April 11, 2006 are entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open for the transfer of our common stock. A list of all shareholders entitled to vote at the meeting will be available for examination at our principal executive office located at 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611, for the 10 days before the meeting between 9:00 A.M. and 5:00 P.M., local time, and at the place of the meeting during the meeting for any purpose germane to the meeting.

By order of the Board of Directors,

Deborah C. Paskin
Executive Vice President,
Secretary and General Counsel
Chicago, Illinois
April 18, 2006
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. YOU CAN ALSO NOW VOTE BY TELEPHONE AT THE NUMBER PROVIDED ON THE PROXY CARD OR BY THE INTERNET BY LOGGING ONTO THE SITE PROVIDED ON THE PROXY CARD. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY ONE OF THESE THREE METHODS.

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BROOKDALE SENIOR LIVING INC.
330 North Wabash Avenue, Suite 1400
Chicago, Illinois 60611
PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MAY 18, 2006
General Information
      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brookdale Senior Living Inc., a Delaware corporation (“Brookdale” or the “Company”), for use at the 2006 Annual Meeting of Shareholders to be held on Thursday, May 18, 2006, including any adjournments and postponements thereof (the “Annual Meeting”).
      We are mailing this proxy statement and form of proxy, together with our Annual Report to Shareholders for the year ended December 31, 2005, on or about April 18, 2006.
Date, Time and Place of the Annual Meeting
      The 2006 Annual Meeting of Shareholders of Brookdale will be held on Thursday, May 18, 2006 at 1:00 P.M., local time, at the Four Seasons Hotel, located at 57 East 57th Street, New York, NY. Brookdale’s principal executive offices are located at 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611 and our main telephone number is (312) 977-3700.
Matters to be Considered at the Annual Meeting
      At the Annual Meeting, shareholders will vote upon the following matters:

1.	the election of two Class III directors to serve for the ensuing three years or until their successors are duly elected and qualified;

2.	the ratification of Ernst & Young LLP as independent registered public accounting firm for Brookdale Senior Living Inc. for fiscal year 2006; and

3.	any other business properly presented at the Annual Meeting.
Shareholders Entitled to Vote
      As of April 11, 2006, there were outstanding and entitled to vote 66,128,423 shares of our common stock, par value $0.01 per share. Each share of our common stock entitles the holder to one vote. Shareholders of record at the close of business on April 11, 2006 are entitled to vote at the Annual Meeting including any adjournments and postponements thereof. A shareholder list will be available for examination by our shareholders at the Annual Meeting and at the principal executive offices of the Company between 9:00 A.M. and 5:00 P.M., local time, during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.
Quorum; Required Vote
      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding on April 11, 2006, will constitute a quorum for the transaction of business. We will count votes withheld, abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote the shares as to a particular matter (“broker non-votes”) for purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

      For the election of nominees to our Board of Directors, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is sufficient to elect the director if a quorum is present. For the approval of Ernst & Young LLP, the affirmative vote of a majority of the shares of our common stock voting in person or by proxy at the Annual Meeting is required for approval of the matter.
      Shareholders who do not attend the Annual Meeting in person may submit proxies by mail. Proxies in the enclosed form, if received in time for voting, properly executed and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the shares of common stock represented by the proxy will be voted as follows:

•	FOR the election of the director nominees named herein;

•	FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2006; and

•	in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, including any adjournments and postponements thereof.
      We will not count shares that abstain from voting on a particular matter or broker non-votes as votes in favor of such matter. In the election of directors, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of vote. With respect to the approval of Ernst & Young LLP, abstentions from voting will have the same effect as voting against such matter and broker non-votes will be disregarded and will have no effect on the outcome of the vote.
      Under the rules of the New York Stock Exchange, brokers who hold shares in “street name” may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the independent registered public accounting firm.
Voting of Proxies
      You may vote by any one of the following means:

•	by mail;

•	by telephone;

•	on the Internet; or

•	in person, at the Annual Meeting.
      To vote by mail, please sign, date and complete the enclosed proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.
Revocability of Proxy
      Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by filing an instrument of revocation or a duly executed proxy bearing a later date with our Secretary, at our principal executive offices, 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611. You may also revoke a proxy by attending the Annual Meeting and voting in person. If not revoked, we will vote the proxy at the Annual Meeting in accordance with your instructions indicated on the proxy card.
Persons Making the Solicitation
      This proxy statement is sent on behalf of, and the proxies are being solicited by the Board of Directors of Brookdale. We will bear all costs of the solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy and personal interviews. We will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting material to the beneficial owners of stock they hold of record. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.
Recommendations of the Board of Directors
      The Board of Directors recommends a vote:

•	FOR the election of the nominees to the Board of Directors; and

•	FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2006.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS
      The first proposal is to elect two Class III directors to serve until the 2009 annual meeting of shareholders or until their respective successors are duly elected and qualified.
      Our amended and restated certificate of incorporation and our amended and restated bylaws provide that our Board of Directors may determine by resolution adopted by a majority of the Board of Directors then in office the number of directors which constitute our Board of Directors. The number of directors is currently fixed at seven. Our Board of Directors is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire in 2008, 2007 and 2006, respectively.
      The Board of Directors has unanimously proposed Mr. Jeffrey R. Leeds and Dr. Samuel Waxman as nominees for re-election as Class III directors. If elected at the Annual Meeting, each of Mr. Leeds and Dr. Waxman will hold office until the 2009 annual meeting of shareholders or until their successors are duly elected and qualified, subject to earlier retirement, resignation or removal. If any of the nominees becomes unavailable to serve, an event that the Board of Directors does not presently expect, we will vote the shares represented by proxies for the election of directors for the election of such other person(s) as the Board of Directors may recommend. Unless otherwise instructed, we will vote all proxies we receive FOR Mr. Leeds and Dr. Waxman.
      The Board of Directors recommends that you vote FOR the election of each of Mr. Leeds and Dr. Waxman to serve as our directors until the 2009 annual meeting of shareholders or until their successors are duly elected and qualified.
Information Concerning Directors And The Director Nominees
      Set forth below is certain biographical information for our directors, including the director nominees. See “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement for a description of securities beneficially owned by our directors, including the director nominees, as of April 11, 2006.

Name	Age	Position With Brookdale	Class

Wesley R. Edens	44	Chairman of the Board of Directors	Class I
William B. Doniger	39	Vice Chairman of the Board of Directors	Class II
Jackie M. Clegg	44	Director	Class II
Bradley E. Cooper	39	Director	Class I
Jeffrey G. Edwards	47	Director	Class II
Jeffrey R. Leeds	60	Director	Class III
Dr. Samuel Waxman	69	Director	Class III
      Wesley R. Edens is the Chairman of our board of directors and has served in this capacity since August 2005. Mr. Edens has been a Principal and the Chairman of the Management Committee of Fortress Investment Group LLC since co-founding the firm in May 1998. As Chairman of the Management Committee of Fortress Investment Group, he manages and invests in other asset-related investment vehicles and serves on the boards of Fortress Registered Investment Trust and Fortress Investment Trust II. He is the Chairman of the board of directors and Chief Executive Officer of Newcastle Investment Corp., an affiliate of Fortress and a REIT listed on the New York Stock Exchange. He has also served as a director and the Chief Executive Officer of Eurocastle Investment Limited, an affiliate of Fortress which is listed on the London Stock Exchange, since its inception in 2003, and previously served as the Chairman of Eurocastle’s board of directors. Mr. Edens has also served as Chairman of the board of directors of Global Signal Inc. since its reorganization in October 2002 and as its Chief Executive Officer since February 2004 and President since December 2005. Effective May 2006, it is expected that Mr. Edens will no longer hold the positions of Chief Executive Officer and President of Global Signal. He also serves as the Chairman of the board of directors of Mapeley Limited. In addition, Mr. Edens served as a director of Capstead Mortgage Corporation beginning in

December 1999 and assumed the title of Chairman of the Board, Chief Executive Officer and President in April 2000 until July 2003 when he resigned from all positions. Mr. Edens was the head of Global Principal Finance at Union Bank of Switzerland from May 1997 to May 1998. Prior to joining Union Bank of Switzerland, Mr. Edens was a Partner and a Managing Director of BlackRock Financial Management Inc. from October 1993 to May 1997. In addition, Mr. Edens was a Partner and Managing Director of Lehman Brothers from April 1987 to October 1993. Mr. Edens received a Bachelor of Science in Finance from Oregon State University.
      William B. Doniger became our Vice Chairman in August 2005. Mr. Doniger is a managing director of Fortress and oversees United States acquisitions. He joined Fortress in May 1998, prior to which he worked at UBS and, from January 1996 through December 1997, at BlackRock. Prior to that, Mr. Doniger was in the structured finance group of Thacher Proffitt & Wood. Mr. Doniger received an A.B. in History from Princeton University and a J.D. from American University.
      Jackie M. Clegg became a member of our board of directors in November 2005. Ms. Clegg has served as the Managing Partner of the strategic consulting firm Clegg International Consultants, LLC since August 2001. Prior to that, from June 1997 through July 2001, Ms. Clegg was Vice Chair of the board of directors, First Vice President and Chief Operating Officer of the Export-Import Bank of the United States, the official export credit institution of the United States government. Ms. Clegg serves on the board of directors and audit committee of Blockbuster Inc., where she also chaired the Special Committee for divestiture from Viacom. Ms. Clegg also serves on the boards of directors and chairs the audit committees of Javelin Pharmaceuticals, Inc. and Cardiome Pharma and is a director and audit committee member of the Chicago Board of Trade. Ms. Clegg received a B.A. in Communications and Political Science from Southern Utah University and a M.A. in National Security Studies from Georgetown University.
      Bradley E. Cooper became a member of our board of directors in September 2005. Mr. Cooper is a Partner, Senior Vice President, Director and Co-Founder of Capital Z Partners, an alternative asset management firm with over $4 billion under management. Mr. Cooper’s primary role is the management of Capital Z Financial Services Fund II, L.P., a private equity investment fund that focuses on the financial services industry. Prior to joining Capital Z, Mr. Cooper served in similar roles at Insurance Partners, L.P. and International Insurance Investors, L.P., investment funds that invested in the insurance and healthcare industries. Previously, Mr. Cooper was an investment banker in the Financial Institution Group at Salomon Brothers, Inc. Mr. Cooper currently serves on the boards of directors of Universal American Financial Corp., Ceres Group Inc., PXRE Group Ltd. and certain other privately held investments. In addition, Mr. Cooper sits on the board of directors of the Make-A-Wish Foundation of Metro New York, one of the top children’s charities in New York. Mr. Cooper received a B.A. in Business Administration from the University of Michigan.
      Jeffrey G. Edwards became a member of our board of directors in November 2005. Mr. Edwards is the Founder and Managing General Partner of JGE Capital Management, LLC. JGE Capital was formed in April 1996 as a private money management firm. The company invests in public and private enterprises through its primary investment vehicle, East Peak Partners, L.P. The firm currently manages assets of approximately $700 million. Prior to founding JGE Capital, Mr. Edwards was a Principal at Morgan Stanley & Co., Inc., having spent 10 years with the firm. He holds a B.S. in Finance from the University of Illinois.
      Jeffrey R. Leeds became a member of our board of directors in November 2005. Mr. Leeds is currently a self-employed consultant, having retired as Executive Vice President and Chief Financial Officer of GreenPoint Financial Corporation and GreenPoint Bank in October 2004, in which capacities he served since January 1999. Prior to that, he was Executive Vice President, Finance and Senior Vice President and Treasurer of GreenPoint. He joined GreenPoint after fourteen years with Chemical Bank, having held positions as Head of Asset and Liability Management, Proprietary Trading and Chief Money Market Economist. Mr. Leeds earned a B.A. in economics from the University of Michigan and Masters of Business Administration and Philosophy from the Columbia University Graduate School of Business.

      Dr. Samuel Waxman became a member of our board of directors in November 2005. Since 1983, Dr. Waxman has served as a professor at Mount Sinai School of Medicine where he directs a multidisciplinary cancer research laboratory and is the Albert A. and Vera G. List Professor. In addition, since July 1980, Dr. Waxman has served as the Founder and Scientific Director of the Samuel Waxman Cancer Research Foundation, which supports an international program of collaborative scientists. He is also the president of Samuel Waxman M.D. P.C. Dr. Waxman earned his M.D. Summa Cum Laude from Downstate Medical Center of the State University of New York and completed all clinical and research training at Mount Sinai Hospital in New York.
Legal Proceedings Involving Directors, Officers or Affiliates
      In connection with the sale of certain facilities to Ventas Realty Limited Partnership (“Ventas”) in 2004, two legal actions have been filed. The first action was filed on September 15, 2005 by current and former limited partners in 36 investing partnerships in the United States District Court for the Eastern District of New York captioned David T. Atkins et. al. v. Apollo Real Estate Advisors, L.P., et al (the “Action”). On March 17, 2006, a third amended complaint was filed in the Action. The third amended complaint is brought on behalf of current and former limited partners in 14 investing partnerships. It names as defendants, among others, the Company, Brookdale Living Communities, Inc. (“BLCI”), a subsidiary of the Company, GFB-AS Investors, LLC (“GFB-AS”), a subsidiary of BLCI, the general partners of the 14 investing partnerships, which are alleged to be subsidiaries of GFB-AS, Fortress Investment Group LLC (“FIG”), an affiliate of our largest stockholder, and our Chief Financial Officer. The nine count third amended complaint alleges, among other things, (i) that the defendants converted for their own use the property of the limited partners of 11 partnerships, including through the failure to obtain consents the plaintiffs contend were required for the sale of facilities indirectly owned by those partnerships to Ventas; (ii) that the defendants fraudulently persuaded the limited partners of three partnerships to give up a valuable property right based upon incomplete, false and misleading statements in connection with certain consent solicitations; (iii) that certain defendants, including GFB-AS, the general partners, and our Chief Financial Officer, but not including the Company, BLCI, or FIG, committed mail fraud in connection with the sale of facilities indirectly owned by the 14 partnerships at issue in the Action to Ventas; (iv) that certain defendants, including GFB-AS and our Chief Financial Officer, but not including the Company, BLCI, the general partners, or FIG, committed wire fraud in connection with certain communications with plaintiffs in the Action and another investor in a limited partnership; (v) that the defendants, with the exception of the Company, committed substantive violations of the Racketeer Influenced and Corrupt Organizations Act (“RICO”); (vi) that the defendants conspired to violate RICO; (vii) that GFB-AS and the general partners violated the partnership agreements of the 14 investing partnerships; (viii) that GFB-AS, the general partners, and our Chief Financial Officer breached fiduciary duties to the plaintiffs; and (ix) that the defendants were unjustly enriched. The plaintiffs have asked for damages in excess of $100.0 million on each of the counts described above, including treble damages for the RICO claims. We intend to file a motion to dismiss the claims, and to continue to vigorously defend this Action. A putative class action lawsuit was also filed on March 22, 2006 by certain limited partners in four of the same partnerships involved in the Action in the Court of Chancery for the State of Delaware captioned Edith Zimmerman et al. v. GFB-AS Investors, LLC and Brookdale Living Communities, Inc. (the “Second Action”). The putative class in the Second Action consists only of those limited partners in the four investing partnerships who are not plaintiffs in the Action. The Second Action names as defendants BLCI and GFB-AS. The complaint alleges a claim for breach of fiduciary duty arising out of the sale of facilities indirectly owned by the investing partnerships to Ventas and the subsequent lease of those facilities by Ventas to subsidiaries of BLCI. The plaintiffs seek, among other relief, an accounting, damages in an unspecified amount, and disgorgement of unspecified amounts by which the defendants were allegedly unjustly enriched. We also intend to vigorously defend this Second Action. Because these actions are in an early stage we cannot estimate the possible range of loss, if any.
      There are no other legal proceedings ongoing as to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence
      In November 2005, the Board of Directors affirmatively determined that Ms. Clegg, Messrs. Cooper, Edwards and Leeds and Dr. Waxman are “independent” under Section 303A.02(b) of the New York Stock Exchange, or NYSE, listing standards because none of them had a material relationship with Brookdale. In making this determination, our Board of Directors considered all relevant facts and circumstances, as required by applicable NYSE listing standards.
      The NYSE rules require that the Board of Directors consist of a majority of “independent directors” and that the nominating/corporate governance committee, the compensation committee and the audit committee of the Board of Directors consist entirely of “independent directors.” Under NYSE listing standards, whether a director is an “independent director” is a subjective determination to be made by the Board of Directors, and a director of Brookdale only qualifies as “independent” if the Board of Directors affirmatively determines that the director has no material relationship with Brookdale (either directly or as a partner, shareholder or officer of an organization that has a relationship with Brookdale). While the test for independence is a subjective one, the NYSE Rules also contain objective criteria that preclude directors from being considered independent in certain situations.
      Specifically, persons meeting the following objective criteria are deemed to be not independent:

•	A director who is an employee, or whose immediate family member is an executive officer, of Brookdale (including any consolidated subsidiary), may not be considered independent until three years after the end of such employment relationship;

•	A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Brookdale (including any consolidated subsidiary), other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	A director who (i) is, or whose immediate family is, a current partner of a firm that is the internal or external auditor of Brookdale; (ii) is a current employee of such a firm; (iii) a director whose immediate family member is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Brookdale’s audit within that time;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Brookdale’s present executives serve on that company’s compensation committee may not be considered independent until three years after the end of such service or the employment relationship; and

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (or a consolidated subsidiary of such company) that makes payments to, or receives payments from, Brookdale for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues may not be considered an independent director until three years after falling below such threshold.
      Ownership of a significant amount of Brookdale’s stock, by itself, does not constitute a material relationship.
      The Board of Directors has not established additional guidelines to assist it in determining whether a director has a material relationship with Brookdale under NYSE rules, but instead evaluates each director or nominee for director under the tests set forth by the NYSE and through a broad consideration and evaluation of all relevant facts and circumstances. The Board of Directors, when assessing the materiality of a director’s relationship with Brookdale, also considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

Compensation of Directors
      We pay an annual director’s fee to each of Messrs. Leeds and Edwards, Dr. Waxman and Ms. Clegg equal to $30,000, payable semi-annually. Members of our Board of Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board of Directors. In addition, an annual fee of $5,000 is paid to the chairs of each of the Audit and Compensation Committees of our Board of Directors, which fee is also payable semi-annually. Affiliated directors, however, will not be separately compensated by us. Fees to the independent directors may be made by issuance of common stock, based on the value of such common stock at the date of issuance, rather than in cash, provided that any such issuance does not prevent such director from being determined to be independent and such stock is granted pursuant to a stockholder-approved plan or the issuance is otherwise exempt from any applicable stock exchange listing requirement.
      In addition, each director of the Company who is not (i) an officer or employee of the Company or of any of its parents or subsidiaries or (ii) the beneficial owner, whether directly or indirectly, of ten percent or more of our common stock (an “eligible director”) is eligible to receive stock grants under our Omnibus Stock Incentive Plan. Each member of our Board of Directors that was an eligible director immediately prior to the consummation of our initial public offering was granted 15,790 shares of common stock (the “initial directors’ share grants”) on the first day following the consummation of the initial public offering, which shares will become vested in three equal portions on the last day of each of the Company’s fiscal years 2006, 2007 and 2008, provided the director is still serving as of the applicable vesting date. Each eligible director holding these shares of restricted stock will be entitled to any dividends that become payable on such shares during the restricted period so long as such directors continue to serve us as directors as of the applicable record dates. Except as otherwise provided by the plan administrator of the Omnibus Stock Incentive Plan, each eligible director who did not receive an initial directors’ share grant will receive automatic annual grants of unrestricted common stock, valued at $15,000 based on the fair market value of the shares on the date of grant, on the first business day after the annual stockholders’ meeting of the Company and each annual stockholders’ meeting thereafter during the term of the Omnibus Stock Incentive Plan, beginning with this Annual Meeting. Pursuant to these arrangements, 63,160 shares of our common stock, in the aggregate (or 15,790 shares each), were granted to Ms. Clegg, Messrs. Edwards and Leeds and Dr. Waxman on the first day following the consummation of our initial public offering on November 22, 2005.
Meetings of the Board of Directors
      The Board of Directors, including all of our independent directors, met two times in 2005, both of which were regularly scheduled meetings. All of our directors attended 100% of the aggregate total number of meetings held by the Board of Directors and all committees of the Board of Directors in 2005 on which he or she served.
      Executive sessions of “non-management” directors, as defined under the rules of the NYSE, are required to be held periodically. Any non-management director can request that an additional executive session be scheduled. At the March 13, 2006 meeting of non-management directors, Jeffrey G. Edwards was elected “Lead Outside Director” to serve as chairperson for each executive session.
      Brookdale does not require directors to attend the annual shareholders’ meetings, although they are invited and encouraged to attend.
Committees of the Board of Directors
      Brookdale has established three separate standing committees of its Board of Directors, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee
      The Audit Committee’s functions include:

•	reviewing the audit plans and findings of the independent registered public accounting firm and our internal audit and risk review staff, and the results of regulatory examinations and tracks management’s corrective action plans where necessary;

•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

•	reviewing our risk and control issues, compliance programs and significant tax and legal matters;

•	having the sole discretion to appoint annually the independent registered public accounting firm and evaluating its independence and performance, as well as to set clear hiring policies for employees or former employees of the independent registered public accounting firm; and

•	reviewing our risk management processes.
      The Audit Committee was established in November 2005, and is currently chaired by Mr. Leeds and also consists of Mr. Edwards and Ms. Clegg. All three members are “independent” directors as defined under NYSE rules and under section 10A-3 of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Leeds is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission, or SEC. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies. In 2005, the Audit Committee held one meeting.
      The Board of Directors has adopted a written charter for the Audit Committee and a current copy of this charter is available to shareholders on our website, located at www.brookdaleliving.com. A copy of the Audit Committee’s charter is also included with this proxy statement as Appendix A.

Compensation Committee
      The Compensation Committee’s functions include:

•	reviewing and recommending to the Board of Directors the salaries, benefits and stock option and other equity-related grants for all employees, consultants, officers, directors and other individuals compensated by us;

•	reviewing and approving corporate goals and objectives relevant to Chief Executive Officer and other executive officers’ compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives, and determining the Chief Executive Officer’s and other executive officers’ compensation based on that evaluation; and

•	overseeing our compensation and employee benefit and incentive compensation plans and administering our Omnibus Stock Incentive Plan.
      The Compensation Committee was established in November 2005, and is currently chaired by Mr. Edwards and also consists of Mr. Leeds and Dr. Waxman. All three members are “independent” directors as defined under the NYSE rules. In 2005, the Compensation Committee did not hold a meeting.
      The Board of Directors has adopted a written charter for the Compensation Committee and a current copy of this charter is available to shareholders on our website, located at www.brookdaleliving.com.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee’s functions include:

•	reviewing the performance of the Board of Directors and incumbent directors and making recommendations to the Board of Directors regarding the selection of candidates, qualification and competency requirements for service on the Board of Directors and the suitability of proposed nominees as directors;

•	advising the Board of Directors with respect to the corporate governance principles applicable to Brookdale; and

•	overseeing the evaluation of the Board of Directors and Brookdale’s management.

      The Nominating and Corporate Governance Committee was established in November 2005, and is currently chaired by Ms. Clegg and also consists of Mr. Leeds and Dr. Waxman. All three members are “independent” directors as defined under the NYSE rules. In 2005, the Nominating and Corporate Governance Committee did not hold a meeting.
      The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee and a current copy of this charter is available to shareholders on our website, located at www.brookdaleliving.com.
      The Nominating and Corporate Governance Committee works with the Board of Directors to determine the appropriate and necessary characteristics, skills and experience of the Board of Directors, both as a whole and with respect to its individual members. The committee evaluates biographical and background information relating to potential candidates and interviews candidates selected by members of the committee and by the Board of Directors in making its decisions as to prospective candidates to the Board of Directors. While the committee does not specifically set forth any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, understanding of Brookdale’s business, and educational and professional background. The committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of Brookdale’s business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders. We have not paid any third party a fee to assist in the process of identifying or evaluating candidates; however the Nominating and Corporate Governance Committee may elect in the future to engage firms that specialize in identifying director candidates.
      Each of the nominees for election as director at the Annual Meeting as described in this proxy statement, Mr. Leeds and Dr. Waxman, are presently directors of Brookdale and thus are standing for re-election at the Annual Meeting.
      While the Nominating and Corporate Governance Committee’s charter and our corporate governance guidelines provide that the committee may, if it deems appropriate, establish procedures to be followed by shareholders in submitting recommendations for Board of Directors candidates, the Nominating and Corporate Governance Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because procedures are set forth in our Amended and Restated Bylaws which permit shareholders to submit recommendations for Board of Directors candidates. The Board of Directors believes that it is appropriate for Brookdale not to have a specific policy since shareholders are always free to submit recommendations for Board of Directors candidates, simply by following the procedures set forth in the Amended and Restated Bylaws, as described below.
      A shareholder wishing to make a nomination for a Board of Directors candidate must give timely notice of the nomination in proper written form to the Secretary of Brookdale. To be timely, the notice must be delivered to or mailed and received at the principal executive offices of Brookdale (a) in the case of an annual meeting, not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five days before or after such anniversary date, the notice by the shareholder, in order to be timely, must be received not later than the close of business on the tenth day following the day on which the notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
      The notice must set forth, as to each person whom the shareholder proposes to nominate for election as a director, the person’s name, age, business and residence address, the person’s principal occupation or employment, and the class or series and number of shares of capital stock of Brookdale that are owned beneficially or of record by the person. The notice must also set forth the name and record address of the shareholder, the class or series and number of shares of capital stock of Brookdale that the shareholder beneficially owns or owns of record, a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. In addition, the notice must also include any other information relating to the shareholder or to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and must also be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
      If the Chairman of the Board of Directors determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
      A person must own shares of Brookdale stock on the date that he or she sends the notice to Brookdale under the procedures above for the nomination to be valid under the Amended and Restated Bylaws. Shareholders should submit the notice described above to “Brookdale Senior Living Inc. Nominating and Corporate Governance Committee” c/o General Counsel, Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611. Provided that the required biographical and background material described above is provided for candidates recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board of Directors members.
Corporate Governance
      The role of our Board of Directors is to ensure that Brookdale is managed for the long-term benefit of our shareholders. To fulfill this role, the Board of Directors has adopted corporate governance principles designed to assure compliance with all applicable corporate governance standards. In addition, the Board of Directors is informed regarding Brookdale’s activities and periodically reviews, and advises management with respect to, Brookdale’s annual operating plans and strategic initiatives.
      We review our corporate governance policies and practices on an ongoing basis and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the new listing standards of the NYSE.
      Based on this review, in November 2005, the Board of Directors adopted Corporate Governance Guidelines. The Board of Directors has also adopted a Code of Business Conduct and Ethics and a Code of Ethics for Chief Executive and Senior Financial Officers to help ensure that Brookdale abides by applicable corporate governance standards. These guidelines and codes can be accessed at the “Investor Relations” section of our website, www.brookdaleliving.com, or we will send a copy in print, at no charge, upon request made to: General Counsel, Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611.
Communications from Shareholders
      The Board of Directors has in place a process for security holders to send communications to the Board of Directors. Specifically, the Board of Directors will review and give appropriate attention to written communications submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as otherwise contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will, with the assistance of Brookdale’s General Counsel, (1) be primarily responsible for monitoring communications from shareholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will generally be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to consider.
      Shareholders and other interested parties who wish to send communications on any topic to the Board of Directors should address such communications to Chairperson of the Nominating and Corporate Governance Committee, c/o General Counsel, Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611. Shareholders who wish to contact any other non-management director should address such communications to the non-management director they wish to contact (or if any, to “Any Non-Management Director”), c/o General Counsel, Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611.

Report of the Audit Committee
      The Audit Committee reviewed Brookdale’s audited consolidated financial statements as of and for the year ended December 31, 2005 and discussed these financial statements with Brookdale’s management, including a discussion of the quality and the acceptability of the accounting principles, the reasonableness of significant judgments and estimates, and the clarity and completeness of disclosures in the financial statements. Brookdale’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Brookdale’s financial statements in accordance with the standards of the Public Accounting Oversight Board (United States) and for issuing a report on their audit of the financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee also reviewed and discussed with Ernst & Young LLP the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and other matters the Committee deemed appropriate.
      Brookdale’s independent registered public accounting firm also provided the Audit Committee with the written letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also considered whether the independent auditors’ provision of other, non-audit related services to Brookdale is compatible with maintaining such auditors’ independence.
      Based on its discussions with management and Ernst & Young LLP, and its review of the representations and information provided by management and Ernst & Young LLP, the Audit Committee recommended to Brookdale’s Board of Directors that the audited financial statements be included in Brookdale’s Annual Report on Form 10-K for the year ended December 31, 2005.
      By the Audit Committee of the Board of Directors of Brookdale Senior Living Inc.

AUDIT COMMITTEE

Jeffrey R. Leeds, Chairman
Jackie M. Clegg
Jeffrey G. Edwards

Report of the Compensation Committee on Executive Compensation
      The Compensation Committee (the “Committee”) administers the Company’s executive compensation program. In this regard, the role of the Committee is to oversee our compensation plans and policies, administer our Omnibus Stock Incentive Plan, perform an annual review of executive compensation plans and annually review and approve all decisions regarding the compensation of executive officers. The Committee’s charter reflects these responsibilities and provides that the Committee and the Board of Directors will periodically review and, if applicable, revise the charter. The Committee’s membership is determined by the Board of Directors and is composed entirely of independent directors. The Committee meets at scheduled times during the year and also takes action by written consent. The Committee Chairman reports on Committee actions and recommendations to the Board of Directors. In addition, the Committee has the authority to engage the services of outside advisers, experts and others to assist it.
      Fiscal 2005 compensation levels for the Company’s officers and other employees, including base salaries, bonus targets and long-term incentive awards, were established by the Board of Directors prior to its becoming a public company. In addition, the employment agreements with Messrs. Schulte, Ohlendorf, Rijos and Young and Ms. Ferge were negotiated and entered into in connection with the Company’s initial public offering.

General Compensation Philosophy
      Our general compensation philosophy is that total cash compensation should vary with the Company’s and the individual’s performance in achieving financial and non-financial objectives, and that any long-term incentive compensation that is awarded to senior managers should be closely aligned with the shareholders’ interests. Thus, long-term incentive compensation should be generally comprised of equity-based awards, the value of which cannot be realized immediately and which depends upon the long-term performance of the Company and an associated increase in shareholder value. This general compensation philosophy applies to all of the Company’s employees, including our chief executive officer and other executive officers, usually with a more significant level of variability and compensation at risk as an employee’s level of responsibility increases. The key strategic compensation design priorities for the Company are: alignment with shareholder interests, employee retention and cost management.

Executive Compensation
      In 2006, the Committee will engage in a review of the executive compensation program, seeking advice and input from Brookdale management as well as reviewing compensation data with respect to comparable companies. This review will focus on ensuring that our base salary and short-term incentive compensation program elements individually and in the aggregate support and reflect the compensation philosophy and strategic design priorities of the Company. With respect to long-term incentive compensation, we have decided to use restricted stock to encourage employees to focus on the Company’s growth and increased stock value. The use of restricted stock as an incentive has the added value of aligning executive compensation with growing dividends. Additionally, as a retention tool, restricted stock retains value to the employee irrespective of any movement in stock price. This encourages employees to remain with the Company during the restricted period and to continue to work to achieve the Company’s long-term goals for growth and profitability.
      Fiscal 2005 base salaries, bonus targets and restricted stock grants were determined by the Company pursuant to employment agreements or other arrangements entered into prior to or in connection with the Company’s initial public offering. Total annual compensation for the Company’s executive officers consists of base salary, performance-based compensation (annual bonuses) and long-term incentive compensation:

• Base Salary

The Committee does not generally believe that executive officers’ base salaries should exceed $200,000 as it feels that compensation above that amount should be variable, performance-based compensation, as described below. For this reason, employment agreements with executives generally specify a base salary at or below this amount. Once base salary is fixed, it does not depend on the Company’s performance.

• Performance-Based Cash Compensation (Annual Bonuses)

The purpose of performance-based cash compensation is to motivate and reward eligible employees for their contributions to the Company’s performance for the applicable year. This is accomplished by making a portion of their cash compensation variable and dependent upon both individual and Company performance during the applicable year. Performance metrics considered may include adjusted EBITDA, cash from facility operations, and facility operating income. Note, however, that in some instances, an executive employment agreement may guarantee a particular bonus for a specified period of time.

• Long-term Incentive Compensation

The purpose of long-term incentive compensation is to align an employee’s long-term goals with those of the shareholders. The use of restricted stock encourages employees to focus on the Company’s long-term financial growth and consequent shareholder value. Grants are generally based on Company and executive performance and include a multi-year ‘vesting’ schedule, which encourages retention of key employees and a focus on long-term growth of shareholder value.
      In setting performance-based cash compensation and long-term incentive compensation awards for each executive officer, we review the Company’s financial performance using a variety of metrics, which may include adjusted EBITDA, cash from facility operations, and facility operating income, the officer’s employment agreement and executive compensation information derived from comparable public companies that compete with the Company.
      The Committee also believes that total compensation should be comparable to that of the Company’s primary competitors in order to recruit and retain talented executive officers who are key to the Company’s long-term success.
      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to the Chief Executive Officer and each of its four most highly paid executive officers other than the Chief Executive Officer. Certain performance-based compensation approved by shareholders is not subject to the compensation deduction limit. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible.

Company Performance and Executive Compensation in 2005
      In February of 2006, the Compensation Committee reviewed recommendations from management for cash bonuses, restricted stock and other benefits to be granted to members of management in return for the services they provided during 2005. Following a discussion of the Company’s performance in 2005 with management, including the successful initial public offering of common stock and cash earnings, the Committee determined in February of 2006 to award to members of management certain amounts of cash bonuses and restricted stock.

Company Performance and CEO Compensation in 2005
      The total compensation earned by Mr. Schulte in fiscal 2005, which is disclosed in the Summary Compensation Table, was consistent with the compensation philosophy and objectives described above. Mr. Schulte’s employment agreement, which was entered into in connection with the Company’s initial public offering, established his base salary and target bonus for fiscal 2005. The Committee considered Mr. Schulte’s achievement of corporate goals and objectives and his leadership qualities in determining the performance portion of his bonus.

Conclusion
      Attracting and retaining talented and motivated management and employees is essential in creating long-term shareholder value. Offering a competitive, performance-based compensation program with a significant equity component helps to achieve this objective by aligning the interests of management and other key employees with those of shareholders. We believe that the Company’s fiscal 2005 compensation program met these objectives.
      The Committee is pleased to submit this report to the Company’s shareholders.
      By the Compensation Committee of the Board of Directors of Brookdale Senior Living Inc.

COMPENSATION COMMITTEE

Jeffrey G. Edwards, Chairman
Jeffrey R. Leeds
Dr. Samuel Waxman

Compensation Committee Interlocks and Insider Participation
      Compensation decisions pertaining to executive officer compensation made prior to the completion of our initial public offering in November 2005 were made: with respect to Brookdale Living Communities, Inc., or BLC, by Fortress and Health Partners, following recommendation by Mark J. Schulte, our chief executive officer; and with respect to Alterra Healthcare Corporation, or Alterra, by Fortress, following recommendation by Mark W. Ohlendorf, our co-president. We have entered into certain transactions with Fortress as described in “Certain Relationships and Related Party Transactions.”
      Since our initial public offering in November 2005, our Compensation Committee has been composed of Messrs. Edwards and Leeds and Dr. Waxman.
Security Ownership of Certain Beneficial Owners and Management
      The following tables set forth, as of April 11, 2006, the total number of shares of our common stock beneficially owned, and the percent so owned, by (1) each person known by us to own more than 5% of our common stock, (2) each of our directors and named executive officers and (3) all directors and executive officers as a group, based on 66,560,800 shares of our common stock outstanding as of that date.

	Nature and Amount of
	Beneficial Ownership

Name of Beneficial Owner	Shares Owned(2)	Percentage

Executive Officers and Directors(1)
Wesley R. Edens(3)	43,456,200	65.29%
Mark J. Schulte	705,829	1.06%
Mark W. Ohlendorf	315,000	*
John P. Rijos	452,106	*
R. Stanley Young	383,939	*
Kristin A. Ferge	113,700	*
William B. Doniger	5,500	*
Jackie M. Clegg	20,290	*
Bradley E. Cooper(5)(6)	7,844,625	11.79%
Jeffrey G. Edwards(7)	535,790	*
Jeffrey R. Leeds	20,790	*
Samuel Waxman	32,790	*
All directors and executive officers as a group (13 persons)	54,082,038	81.25%
5% Stockholders
Fortress Investment Holdings LLC(4)(8)	43,407,000	65.21%
Health Partners(4)(5)(6)	7,844,625	11.79%

*	Less than 1%

(1)	The address of each officer or director listed in the table below, except Mark W. Ohlendorf and Kristin A. Ferge, is: c/o Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611. The address of Mark W. Ohlendorf and Kristin A. Ferge is c/o Brookdale Senior Living Inc., 6737 W. Washington St., Suite 2300, Milwaukee, Wisconsin 53214.

(2)	Consists of shares held, including restricted shares.

(3)	Includes 49,200 shares held by Mr. Edens and other ownership as set forth in Footnote 8.

(4)	The address of Fortress Investment Holdings LLC is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. The address of Health Partners is c/o Capital Z Management, LLC, 54 Thompson Street, New York, New York 10012.

(5)	Bradley E. Cooper, who is one of our directors, is a shareholder of Capital Z Partners, Ltd., the ultimate general partner of Capital Z Financial Services Fund II, L.P., which is the managing partner of Health Partners. Mr. Cooper owns 5.7% of the voting capital stock of Capital Z Partners, Ltd. Mr. Cooper disclaims beneficial ownership of all shares of our common stock that are beneficially owned by Capital Z.

(6)	Consists of 7,844,625 shares held by Health Partners. Health Partners is managed by its managing partner, Capital Z Financial Services Fund II, L.P. Capital Z Partners Ltd. is the general partner of Capital Z Financial Services Fund II, L.P. Bob Spass, Bradley E. Cooper and Mark Gormley are shareholders of Capital Z Partners, Ltd. By virtue of their ownership interests in Capital Z Partners, Ltd., Messrs. Spass, Cooper, and Gormley may be deemed to beneficially own the shares listed as beneficially owned by Health Partners.

(7)	Includes 55,790 shares held by Mr. Edwards and 480,000 shares held by East Peak Partners, L.P. (“East Peak”). JGE Capital Management LLC (“JGE Capital Management”) is the sole general partner of East Peak. As President and the Principal of JGE Capital Management, Jeffrey G. Edwards makes investment decisions for East Peak. Mr. Edwards disclaims beneficial ownership of the shares held by East Peak.

(8)	Includes 13,228,000 shares held by FIT-ALT Investor LLC, 20,000,000 shares held by Fortress Investment Trust II, 9,929,000 shares held by Fortress Brookdale Acquisition LLC, 18,750 shares held by Drawbridge Special Opportunities Fund Ltd., 106,250 shares held by Drawbridge Special Opportunities Fund LP, and 125,000 shares held by Drawbridge Global Macro Master Fund Ltd. FIT-ALT Investor LLC is a wholly-owned subsidiary of Fortress Investment Trust II, which is a wholly-owned subsidiary of Fortress Investment Fund II LLC. Fortress Investment Fund II LLC is managed by its managing member, Fortress Fund MM II LLC, which is managed by its managing member Fortress Investment Group LLC. Fortress Brookdale Acquisition LLC is majority owned by Fortress Registered Investment Trust, which is 100% owned by Fortress Investment Fund LLC. Fortress Investment Fund LLC is managed by its managing member, Fortress Fund MM LLC, which is managed by its managing member Fortress Investment Group LLC. Drawbridge Special Opportunities Advisors LLC is the investment manager of Drawbridge Special Opportunities Fund Ltd. Fortress Investment Group LLC is the sole managing member of Drawbridge Special Opportunities Advisors LLC. Drawbridge Special Opportunities Advisors LLC is the investment manager of Drawbridge Special Opportunities Fund LP. Fortress Investment Group LLC is the sole managing member of Drawbridge Special Opportunities Advisors LLC. Drawbridge Global Macro Master Fund Ltd. is 100% owned by Drawbridge Global Macro Fund LP and Drawbridge Global Macro Fund Ltd. Drawbridge Global Macro Advisors LLC is the investment manager of each of Drawbridge Global Macro Fund LP and Drawbridge Global Macro Fund Ltd. Fortress Investment Group LLC is the sole managing member of Drawbridge Global Macro Advisors LLC. Fortress Investment Group LLC is 100% owned by Fortress Investment Holdings LLC. Fortress Investment Holdings LLC is an entity that is owned by certain individuals, including Wesley R. Edens, our Chairman of the board. By virtue of his ownership interests in Fortress Investment Holdings LLC, Mr. Edens may be deemed to beneficially own the shares listed as beneficially owned by Fortress Investment Holdings LLC. Mr. Edens disclaims beneficial ownership of such shares.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. We reviewed copies of the forms received by us or written representations from certain reporting persons that they were not required to file a Form 5. Based solely on that review, we believe that during the fiscal year ended December 31, 2005, our officers, directors and ten-percent shareholders complied with all Section 16(a) filing requirements applicable to them.

Executive Officers
      Set forth below is certain biographical information for our executive officers. See “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement for a description of securities beneficially owned by our executive officers as of April 11, 2006.

Name	Age	Position With Brookdale

Mark J. Schulte	52	Chief Executive Officer
Mark W. Ohlendorf	46	Co-President
John P. Rijos	53	Co-President
R. Stanley Young	53	Executive Vice President and Chief Financial Officer
Kristen A. Ferge	32	Executive Vice President and Treasurer
Deborah C. Paskin	54	Executive Vice President, Secretary and General Counsel
      Mark J. Schulte became our Chief Executive Officer in August 2005. Previously, Mr. Schulte served as Chief Executive Officer and director of BLC since 1997, and was also Chairman of the board from September 2001 to June 2005. From January 1991 to May 1997, he was employed by BLC’s predecessor company, The Prime Group, Inc., in its Senior Housing Division, most recently serving as its Executive Vice President, with primary responsibility for overseeing all aspects of Prime’s Senior Housing Division. Mr. Schulte has 25 years of experience in the development and operation of multi-family housing, senior housing, senior independent and assisted living and health care facilities. He is a former Chairman of ASHA and remains on ASHA’s board of directors. Mr. Schulte received a B.A. in English and a J.D. from St. Louis University, and is licensed to practice law in the State of New York.
      Mark W. Ohlendorf became our Co-President in August 2005. Mr. Ohlendorf has also served as Chief Executive Officer and President of Alterra since December 2003. From January 2003 through December 2003, Mr. Ohlendorf served as Chief Financial Officer and President of Alterra, and from 1999 through 2002 he served as Senior Vice President and Chief Financial Officer. Mr. Ohlendorf has over 20 years of experience in the health care and long-term care industries, having held leadership positions with such companies as Sterling House Corporation, Vitas Healthcare Corporation and Horizon/CMS Healthcare Corporation. He is a member of the board of directors of the Assisted Living Federation of America (ALFA) and ASHA. He received a B.A. in Political Science from Illinois Wesleyan University, and is a certified public accountant.
      John P. Rijos became our Co-President in August 2005. Previously, Mr. Rijos served as President, Chief Operating Officer and director of BLC since August 2000. Prior to joining BLC in August 2000, Mr. Rijos spent 16 years with Lane Hospitality Group, owners and operators of over 40 hotels and resorts, as its President and Chief Operating Officer. From 1981 to 1985 he served as President of High Country Corporation, a Denver-based hotel development and management company. Prior to that time, Mr. Rijos was Vice President of Operations and Development of several large real estate trusts specializing in hotels. Mr. Rijos has over 25 years of experience in the acquisition, development and operation of hotels and resorts. He received a B.S. in Hotel Administration from Cornell University and serves on many tourist-related operating boards and committees, as well as advisory committees for Holiday Inns, Sheraton Hotels and the City of Chicago and the Board of Trustees for Columbia College. Mr. Rijos is a certified hospitality administrator.
      R. Stanley Young became our Executive Vice President and Chief Financial Officer in August 2005. Previously, Mr. Young served as Executive Vice President, Chief Financial Officer and Treasurer of BLC since December 1999. From August 1998 to December 1999, Mr. Young was Senior Vice President  — Finance and Treasurer of BLC. From 1977 to 1998, Mr. Young practiced public accounting with KPMG LLP, where he was admitted to the partnership in 1987. Mr. Young received a B.A. in Business Administration from Illinois Wesleyan University, an MBA from the University of Illinois, and is a certified public accountant.
      Kristin A. Ferge became our Executive Vice President and Treasurer in August 2005. Ms. Ferge has also served as Vice President, Chief Financial Officer and Treasurer of Alterra since December 2003. From April

2000 through December 2003, Ms. Ferge served as Alterra’s Vice President of Finance and Treasurer. Prior to joining Alterra, she worked in the audit division of KPMG LLP. Ms. Ferge received a B.A. in Accounting from Marquette University, an MBA from the University of Wisconsin, and is a certified public accountant.
      Deborah C. Paskin became our Executive Vice President, Secretary and General Counsel in August 2005. Previously, Ms. Paskin served as Senior Vice President, Secretary and General Counsel of BLC since November 2002. Prior to joining BLC, from 1999 to 2002, she served as Chief Administrative Officer, Executive Vice President, Secretary and General Counsel for Clark Retail Enterprises, Inc. Prior to that time, she served as General Counsel for two other Chicago-based companies, Dominick’s Finer Foods, Inc. and Helene Curtis, Inc. Prior to that, Ms. Paskin practiced law in the Chicago office of Latham & Watkins. Ms. Paskin graduated from Northwestern University School of Law. She also received a Masters Degree in Library Science from Dominican University and a B.A. in English from Indiana University in Bloomington, Indiana.
Compensation of Executive Officers
  General
      The following summary compensation table sets forth information concerning the cash and non-cash compensation earned by, awarded to or paid to our Chief Executive Officer and the remaining four most highly compensated executive officers for the years ended December 31, 2005 and December 31, 2004. We refer to these officers as our “named executive officers” in other parts of this proxy statement.
Summary Compensation Table

							Long Term
		Annual Compensation					Compensation

						Other Annual	Restricted	All Other
						Compensation	Stock Awards	Compensation
	Year	Salary ($)		Bonus ($)		($)	($)(1)	($)(2)

Mark J. Schulte	2005	$355,273	(3)	$2,670,010	(4)	—	$4,421,060	$3,500
Chief Executive Officer	2004	$390,150		$774,588	(5)	—	—	$3,250
Mark W. Ohlendorf	2005	$325,605	(3)	$1,985,864	(4)	—	$3,000,000	$27,100	(6)
Co-President	2004	$395,186		$318,800		—	—	$27,050	(6)
John P. Rijos	2005	$334,665	(3)	$2,670,010	(4)	—	$4,421,060	$3,500
Co-President	2004	$364,140		$774,588	(5)	—	—	$3,250
R. Stanley Young	2005	$246,464	(3)	$2,271,157	(4)	—	$3,789,400	$3,500
Executive Vice President	2004	$260,100		$649,776	(5)	—	—	$3,250
and Chief Financial Officer
Kristen A. Ferge	2005	$198,520	(3)	$759,090	(4)	—	$1,125,000	$2,100
Executive Vice President	2004	$215,922		$115,900		—	—	$2,050
and Treasurer

(1)	Based on $10.00 per share value at time of grant. The aggregate number of unvested shares of the Company’s stock underlying the restricted stock awards held as of December 31, 2005 by each named executive officer is as follows:

	Number of	2005 Fiscal
	Unvested	Year End
Named Executive Officer	Shares	(FMV)

Mark J. Schulte	221,053	$6,589,590
Mark W. Ohlendorf	225,000	$6,707,250
John P. Rijos	221,053	$6,589,590
R. Stanley Young	189,470	$5,648,101
Kristin A. Ferge	84,375	$2,515,219

Each named executive officer receives dividends on all shares underlying the restricted stock awards. Upon completion of the initial public offering, 50% of the shares subject to the restricted stock awards were no longer subject to a risk of forfeiture for Messrs. Schulte, Rijos and Young and 25% of the shares subject to restricted stock awards were no longer subject to a risk of forfeiture for Mr. Ohlendorf and Ms. Ferge. Of the remaining unvested shares under the awards, one-third of remaining unvested shares will vest at the end of the third, fourth and fifth years following the date of grant, provided the executive has remained continuously employed by the Company; provided further, that, upon the occurrence of a change in control of the Company, 100% of the award that is not vested at that time will immediately vest. In the event an executive officer is terminated without cause by the Company (other than by reason of his death or disability) or he or she terminates for good reason, the next portion of unvested shares will vest.

(2)	Unless otherwise indicated, represents the employer matching contribution to one of the 401(k) plans.

(3)	For 2005, salary amounts reflect the terms of the employment agreements entered into in connection with the Company’s initial public offering for periods from and following the offering.

(4)	Includes a special bonus paid for certain tax withholding payments in connection with the grant of restricted stock or restricted securities pursuant to either the BLC or Alterra Employee Restricted Stock Plans.

(5)	Includes a special bonus paid in connection with consummation of a transaction completed in 2004.

(6)	Represents a contribution of $25,000 in the form of premiums for a split dollar life insurance policy and employer matching contribution to the 401(k) plan of $2,100 for 2005 and $2,050 for 2004.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements
      Each of Alterra and BLC (each, an employer) have, along with the Company, entered into employment agreements with several of their respective employees in August and September 2005, or the Employment Agreements. Other than the positions and salary and bonuses, these Employment Agreements are substantially the same, except as noted below. Alterra and the Company have entered into an employment agreement with each of Mark W. Ohlendorf and Kristin A. Ferge. Mr. Ohlendorf’s agreement supersedes his prior employment agreement. BLC and the Company have entered into an employment agreement with each of Mark J. Schulte, John P. Rijos and R. Stanley Young.
      The executives’ positions, annual base salaries and target bonuses for the first fiscal year following the effective date of the employment agreements are set forth below:

	Annual
	Base	Target
Name/Title	Salary	Bonus

Mark J. Schulte — Chief Executive Officer	$200,000	$200,000
Mark W. Ohlendorf — Co-President	$200,000	$300,000
John P. Rijos — Co-President	$200,000	$200,000
R. Stanley Young — Executive Vice President and Chief Financial Officer	$175,000	$150,000
Kristin A. Ferge — Executive Vice President and Treasurer	$175,000	$150,000

      Under the Employment Agreements, the executives’ bonuses for the first fiscal year commencing after the effective date of the Employment Agreements will be paid 50% in cash and 50% in restricted shares of Company common stock pursuant to our Omnibus Stock Incentive Plan. After the first fiscal year of the Company following the effective date of the Employment Agreements, the executives’ respective bonuses will be based on achievement of certain performance standards as determined by the board of directors in its discretion, and may be payable in a combination of cash and vested shares of common stock in the board of directors’ discretion; however, bonus amounts that exceed the executives’ target bonuses for the first fiscal year may be paid in unvested restricted shares of Company common stock, as determined by the board of directors in its discretion.
      The Employment Agreements have three year initial terms at the end of which the agreements automatically extend on an annual basis for up to two additional one year terms, unless notice not to renew an agreement is given 90 days prior to the expiration of its term. The Employment Agreements provide that the executives will be entitled to all the usual benefits offered to employees at the executives’ levels including, vacation, sick time, participation in the employer’s 401(k) retirement plan and medical, dental and insurance programs, all in accordance with the terms of such plans and programs in effect from time to time.
      The Employment Agreements provide that, in the event of termination of employment by the employer other than a termination for “cause” (as defined in the Employee Agreements), or by the executives with “good reason” (as defined in the Employee Agreements), and the termination is not within 12 months following a “change of control” (as defined in the Employment Agreements), the executives will receive severance payments and benefits, upon signing a release of claims in a form adopted by the employer, or the Release, provided the executives comply with any restrictive covenants by which the executives are bound. These severance payments and benefits are composed of continuation of annual base salary for six months following the date of termination of employment and continuation, at the employer’s expense, of coverage under the employer’s medical plan until the earlier of six months following the date of termination of employment or the period of time until the executive becomes eligible under the medical benefits program of a new employer.
      In the event of a change of control, and the executives’ employment is terminated within 12 months following the change in control either by the employer (or a successor) without cause, or by the executives for good reason, then, provided the executives sign the Release and comply with any restrictive covenants by which the executives are bound, the executives will be entitled to, for 12 months following the date of termination of employment, continuation of annual base salary (at the rate in effect at the time of termination, or if higher, immediately prior to the change of control) and continuation of coverage under the employer’s medical plan.
      Pursuant to the terms of each of the named executive officers’ restricted stock awards, upon the occurrence of a change in control of the Company, 100% of the award that is not vested at that time will immediately vest.

Performance Graph
Comparison of Cumulative Return since November 22, 2005 (the date of Brookdale’s initial public offering) through December 31, 2005, for Brookdale, Russell 2000 Index and Peer Group.
      The graph below compares the cumulative total return for Brookdale common stock with the comparable cumulative return of the Russell 2000 Index and a peer group of companies composed of American Retirement Corporation, Emeritus Corporation, Healthcare Properties Investments Inc., Sunrise Assisted Living, Inc. and Ventas Inc. The graph assumes $100 invested on November 22, 2005, the date of Brookdale’s initial public offering, and $100 invested at that same time in each of the Russell 2000 Index and the peer group. The comparison assumes that all dividends are reinvested.
COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG BROOKDALE SENIOR LIVING INC., THE RUSSELL 2000 INDEX
AND A PEER GROUP

*	$100 invested on 11/21/05 in stock or on 10/31/05 in index-including reinvestment of dividends. Fiscal year ending December 31. Indexes calculated on month-end basis.

	Cumulative Total Return

	11/22/05	11/05	12/05

BROOKDALE SENIOR LIVING INC.	100.00	140.00	158.20	(1)

RUSSELL 2000	100.00	104.85	104.38

PEER GROUP	100.00	99.08	99.57

(1)	Includes the fourth quarter 2005 dividend declared on December 15, 2005.

Certain Relationships and Related Transactions
Agreements With Stockholders
Stockholders Agreement
      Upon the consummation of our initial public offering, we entered into a Stockholders Agreement with Fortress Brookdale Acquisition LLC (“FBA”), Fortress Investment Trust II, FIT-ALT Investor and Health Partners (the “Stockholders Agreement”). The Stockholders Agreement provides these stockholders with certain rights with respect to the designation of directors to our board of directors as well as registration rights for our securities owned by them.
     Designation of Directors
      The Stockholders Agreement requires that each of FBA, Fortress Investment Trust II, FIT-ALT Investor and their respective affiliates and permitted transferees (collectively referred to in this prospectus as the “Fortress Stockholders”) and Health Partners and its affiliates and permitted transferees (collectively referred to in this prospectus as the “HP Stockholders”) vote or cause to be voted all of our voting stock beneficially owned by each and to take all other reasonably necessary action so as to elect to our board of directors the following:

•	so long as the Fortress Stockholders beneficially own (i) more than 50% of the voting power of the Company, four directors designated by FIG Advisors LLC, an affiliate of Fortress (“FIG Advisors”), or such other party designated by Fortress; (ii) between 25% and 50% of the voting power of the Company, three directors designated by FIG Advisors; (iii) between 10% and 25% of the voting power of the Company, two directors designated by FIG Advisors; and (iv) between 5% and 10% of the voting power of the Company, one director designated by FIG Advisors; and

•	so long as the HP Stockholders beneficially own more than 5% of the voting power of the Company, one director designated by Health Partners.
      If at any time the number of our directors entitled to be designated by FIG Advisors or HP pursuant to the Stockholder Agreement shall decrease, within 10 days thereafter, FIG Advisors or HP, as applicable, shall cause the appropriate number of directors to resign and any such vacancy shall be filled by a majority vote of our board of directors.
      In accordance with the Stockholders Agreement, FIG Advisors designated Wesley R. Edens and William B. Doniger and Health Partners designated Bradley E. Cooper to our board of directors.
     Registration Rights
      Demand Rights. We have granted to the Fortress Stockholders and the HP Stockholders, in each case for so long as such stockholders collectively and beneficially own an amount of our common stock at least equal to 5% or more of our common stock issued and outstanding immediately after the consummation of our initial public offering (a “Registrable Amount”) “demand” registration rights that allow them at any time after six months following the consummation of our initial public offering to request that we register under the Securities Act of 1933, as amended, an amount equal to or greater than 5% of our stock that they own. Each of the Fortress Stockholders and the HP Stockholders is entitled to an aggregate of two demand registrations. We are not required to maintain the effectiveness of the registration statement for more than 60 days. We are also not required to effect any demand registration within six months of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights and which included at least 50% of the securities requested by the requestor to be included. We are not obligated to grant a request for a demand registration within four months of any other demand registration, and may refuse a request for demand registration if in our reasonable judgment, it is not feasible for us to proceed with the registration because of the unavailability of audited financial statements.
      Piggyback Rights. For so long as they beneficially own an amount of our common stock at least equal to 1% of our common stock issued and outstanding immediately after the consummation of our initial public offering, the Fortress Stockholders and the HP Stockholders also have “piggyback” registration rights that allow them to include the shares of common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of our other stockholders that have registration rights. The “piggyback” registration rights of these stockholders are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.
      Shelf Registration. We have granted each of the Fortress Stockholders and the HP Stockholders, for so long as each beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3, providing for an offering to be made on a continuous basis, subject to a time limit on our efforts to keep the shelf registration statement continuously effective and our right to suspend the use of the shelf registration prospectus for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statement would be detrimental to us or our stockholders. In addition, each of the Fortress Stockholders and HP Stockholders which have not made a request for a shelf registration may elect to participate in such shelf registration within ten days after notice of the registration is given.
      Indemnification; Expenses. We have agreed to indemnify each of the Fortress Stockholders and the HP Stockholder against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which they sell shares of our common stock, unless such liability arose from such stockholder’s misstatement or omission, and each such stockholder has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all expenses incident to our performance under the Stockholders Agreement, and the Fortress Stockholders and HP Stockholders will pay their respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of their shares under the Stockholders Agreement.
Stockholders Agreement with Emeritus and NW Select
      On June 29, 2005, we entered into a Stockholders and Voting Agreement with FIT-ALT Investor, Emeritus Corporation and NW Select LLC (the “ENW Stockholders Agreement”). Among other things, the ENW Stockholders Agreement required the ENW Stockholders to vote all of the Company’s shares of common stock beneficially owned by them as directed by FIT-ALT Investor or its transferees. In addition, the ENW Stockholders could not transfer the shares of the Company’s common stock that they beneficially owned other than to their permitted transferees.
      Emeritus and NW Select each owned 2,086,000 shares of our common stock prior to the consummation of our initial public offering. Emeritus and NW Select sold all of our shares of common stock that they owned in our initial public offering. The ENW Stockholders Agreement terminated automatically upon the consummation of the initial public offering and is of no further force or effect.
Governance Agreement
      In September 2005, we entered into a Governance Agreement with FBA, Fortress Investment Trust II and Health Partners (the “Governance Agreement”). Each of FBA and Fortress Investment Trust II is an affiliate of Fortress, our largest stockholder. Pursuant to the Governance Agreement, each of FBA, Fortress Investment Trust II and FIT-ALT Investor, and their respective affiliates and permitted transferees (collectively, the “Fortress Fund Stockholders”) and the HP Stockholders shall vote or cause to be voted all of our voting stock beneficially owned by each and take all other reasonably necessary action so as to elect to our board of directors one director designated by the HP Stockholders. The Governance Agreement terminated automatically upon the consummation of our initial public offering and is of no further force or effect.
Conveyance Agreement
      In September 2005, we entered into a conveyance agreement with certain equity holders of Brookdale Living Communities, Inc. (“BLC”), FEBC-ALT Investors (Alterra’s indirect parent company) and Fortress

CCRC Acquisition LLC (“Fortress CCRC”), including several affiliates of Fortress. Pursuant to this conveyance agreement, three separate wholly-owned subsidiaries of ours were merged with and into BLC, FEBC-ALT Investors and Fortress CCRC, respectively, and the equity holders of these entities received an aggregate of 58,000,000 shares of our common stock in exchange for all of their equity interests in these entities and became direct owners of 100% of our common stock prior to our initial public offering. Pursuant to the conveyance agreement, we agreed to indemnify each of such former equity holders of BLC, FEBC-ALT Investors and Fortress CCRC from any damages suffered by such equity holders as a result of breaches of representations and warranties made by us in the conveyance agreement. We believe the terms of the conveyance agreement are reasonable and customary for transactions of this type. See “Security Ownership of Certain Beneficial Owners and Management” for a list of the equity holders.
Acquisition of Membership Interests of FEBC-ALT Investors by FIT-ALT Investor
      In June 2005, we entered into a Membership Interest Purchase Agreement with FIT-ALT Investor, Emeritus and NW Select. Pursuant to this agreement, FIT-ALT Investor purchased from Emeritus and NW Select membership interests in FEBC-ALT Investors representing approximately 25% of the membership interests in FEBC-ALT Investors for an aggregate purchase price of $50.0 million. In connection with this transaction, FEBC-ALT Investors paid a preferred distribution of $20.0 million to FIT-ALT Investor in connection with its membership interest in FEBC-ALT Investors. FIT-ALT Investor used the proceeds of the distribution to pay a portion of the purchase price. In addition, pursuant to this agreement, each of Emeritus and NW Select agreed to sell in our initial public offering all of the shares of our common stock received by them in September 2005 in exchange for their membership interests in FEBC-ALT Investors. Also, we agreed to indemnify each of Emeritus and NW Select against various liabilities in connection with our initial public offering. The terms of the Membership Interest Purchase Agreement were negotiated on an arms-length basis and were comparable to the terms that could have been obtained from independent third parties.
      In August 2005, FIT-ALT Investor, Emeritus and NW Select entered into an amendment of the limited liability company agreement of FEBC-ALT Investors. Pursuant to this amendment, FIT-ALT Investor exchanged a preferred distribution of approximately $7.1 million from FEBC-ALT Investors to which FIT-ALT Investor was entitled to under FEBC-ALT Investors’ limited liability company agreement for additional membership interests in FEBC-ALT Investors.
The NBA
      The National Benevolent Association (“NBA”) is a 501(c)(3) not-for-profit organization founded in 1887. As a result of deteriorating operating performance and unsuccessful negotiations to restructure the NBA’s debt and management, bonds issued by the NBA were trading at a discount to their par value. In January and February 2004, FIT CCRC LLC, an affiliate of Fortress, acquired $44.7 million aggregate amount of the NBA bonds. Fortress helped form the unsecured creditors’ committee to lead a restructuring of the NBA. In February 2004, the NBA elected to file for bankruptcy protection. In September 2004, Fortress CCRC negotiated an asset purchase agreement to acquire the Fortress CCRC Portfolio from the NBA, and was subsequently selected as the winning bidder through a bankruptcy auction in December 2004. The acquisition closed in April and May 2005. Proceeds from the sale of these facilities and cash from the NBA were used to fund a plan of reorganization, which included repayment in full of the bonds owned by FIT CCRC LLC.
Loan to Mark J. Schulte
      In October 2000, BLC loaned approximately $2.0 million to our chief executive officer, Mark J. Schulte. In exchange, BLC received a ten-year, secured, non-recourse promissory note from Mr. Schulte, which bears interest at a rate of 6.09% per annum, 2.0% of which is payable in cash the remainder of which accrues and will be paid at maturity on October 2, 2010. The greatest outstanding amount of indebtedness due on the note for 2005 was approximately $2.5 million. The note was secured by Mr. Schulte’s membership interests in FBA, an affiliate of Fortress and the former holder of a majority of the outstanding common stock of BLC. The loan to Mark J. Schulte resulted from negotiations between Mr. Schulte, our chief executive officer, and

Fortress, our largest stockholder. As a result, some of the terms of this loan may not have been as favorable to us as if such loan was negotiated with an unaffiliated third party. In connection with the combination transactions in September 2005, BLC and Mr. Schulte substituted as collateral for this loan 115,159 shares of our common stock received by Mr. Schulte in exchange for his membership interests in FBA.
Exchange and Stockholder Agreement with Mark Schulte
      In connection with the combination transactions in September 2005, we entered into an exchange and stockholder agreement with Mark J. Schulte, our chief executive officer, and FBA, with respect to 248,723 shares of our common stock acquired by Mr. Schulte from FBA in exchange for his membership interests in FBA. This agreement provides Mr. Schulte with certain participation rights in any sale of our common stock by FBA and requires him to consent to any business combination transactions involving us. In addition, this agreement restricts the transfer of these shares of our common stock by Mr. Schulte. This agreement terminated automatically upon the consummation of our initial public offering and is of no further force and effect. We believe the terms and conditions set forth in such agreement are reasonable and customary for a transaction of this type.
Stockholder Agreement with Paul Froning
      On September 14, 2005, BLC entered into a stockholder agreement with Paul Froning, a member of our management, and FBA, with respect to 25 shares of common stock of BLC acquired by Mr. Froning pursuant to BLC’s restricted stock plan. This agreement provides Mr. Froning with certain participation rights in any sale of our common stock by FBA and requires him to consent to any business combination transactions involving us. This agreement terminated automatically upon the consummation of our initial public offering and is of no further force and effect. We believe the terms and conditions set forth in such agreement are reasonable and customary for a transaction of this type.

PROPOSAL NUMBER TWO
APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposed Independent Registered Public Accounting Firm
      In accordance with its charter, the Audit Committee has selected the firm of Ernst & Young LLP, independent accountants (“E&Y”), to be Brookdale’s independent registered public accounting firm for the year 2006 and has further directed that the appointment of E&Y be submitted for approval by shareholders at the 2006 Annual Meeting. E&Y was also Brookdale’s independent registered public accounting firm for 2005. Before selecting E&Y, the Audit Committee carefully considered E&Y’s qualifications as independent auditors for Brookdale. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with E&Y in all of these respects. The committee’s review included inquiry concerning any litigation involving E&Y and any proceedings by the SEC against the firm. In this respect, the committee has concluded that the ability of E&Y to perform services for Brookdale is in no way adversely affected by any such investigation or litigation.
      The Audit Committee also oversees the work of E&Y, and E&Y reports directly to the Audit Committee in this regard. The Audit Committee also reviews and approves E&Y’s annual engagement letter, including the proposed fees, and determines or sets the policy regarding all audit, and all permitted non-audit, engagements and relationships between Brookdale and E&Y. The Audit Committee also reviews and discusses with E&Y their annual audit plan, including the timing and scope of audit activities, and monitors the progress and results of the plan during the year.
      A representative of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.
      The Board of Directors recommends a vote FOR the ratification of the appointment of E&Y as Brookdale’s independent registered public accounting firm for fiscal year 2006.
Audit Fees, Audit Related Fees, Tax Fees and All Other Fees
      In connection with the audit of the 2005 financial statements, Brookdale entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP has performed audit services for Brookdale. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.
      Set forth below are the aggregate fees paid by Brookdale to E&Y for the last fiscal year for all audit, audit related, tax and other serviced provided by E&Y to Brookdale.

2005

Audit Fees	$1,868,801
Audit Related Fees	$116,274
Tax Fees	$83,790
All Other Fees	$—
      “Audit Fees” include fees for the audit of Brookdale’s annual financial statements and review of financial statements included in Brookdale’s quarterly reports (Forms 10-Q). This category also includes review of, and consents for, filings with the SEC related to acquisitions and registration statements (including our initial public offering) and the issuance of comfort letters associated with those offerings.
      “Audit Related Fees” included fees for services related to audits required by our venture partner and the performance of agreed-upon procedures in connection with our acquisitions.

      “Tax Fees” include fees for professional services rendered by E&Y for tax compliance, tax advice, and tax planning. These corporate tax services include technical tax advice on tax matters, assistance with preparing tax returns, value added tax, government sales tax and equivalent tax matters in local jurisdictions, assistance with local tax authority documentation and reporting requirements for tax compliance purposes, and assistance with tax audit defense matters.
      “All Other Fees” include fees paid by Brookdale to E&Y that are not included in the three paragraphs above. There were no services in that category in 2005.
Audit Committee Pre-Approval Policies and Procedures
      Brookdale’s Audit Committee has policies and procedures that require the pre-approval by the Audit Committee or one of its members of all fees paid to, and all services performed by, Brookdale’s independent registered public accounting firm. In the early part of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by these firms during the year. In addition, pre-approval by the Audit Committee or one of its members is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the tables above were authorized and approved in compliance with the Audit Committee pre-approval policies and procedures described herein.
      Of the fees set forth in the table above, none of the “Audit Related Fees”, none of the “Tax Fees” and none of the “All Other Fees” were approved by the Audit Committee pursuant to SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X. This rule provides that the pre-approval requirement is waived, with respect to fees for services other than audit, review or attest services, if the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Brookdale to E&Y during the fiscal year in which the services are provided; such services were not recognized by the Brookdale at the time of the engagement to be non-audit services; and such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee.
Deadline for Submitting Shareholder Proposals
      Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting proxy statement must submit their proposals so that they are received at Brookdale’s principal executive offices no later than the close of business on December 19, 2006. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
      In accordance with our bylaws, the deadline for submitting shareholder proposals for inclusion in Brookdale’s proxy statement for the 2006 Annual Meeting was a reasonable time prior to our printing and mailing of this proxy statement and form of proxy. Under our Bylaws, in order for a shareholder proposal to be included in our proxy statement and form of proxy for our next annual meeting, the shareholder must be a shareholder of record on the date the notice is given, and the notice must be received by Brookdale between January 17, 2007 and February 16, 2007 unless the 2007 annual meeting is called for a date that is not within twenty-five days before or after May 18, 2007, in which case the notice must be received by Brookdale not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.
      The notice must set forth, as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting, (b) the shareholder’s name and record address, (c) the class or series and number of shares of capital stock of Brookdale that the shareholder owns beneficially or of record, (d) a description of all arrangements or understandings between the shareholder and any other person or persons (including their names) in connection with the proposal of the business by the shareholder and any material interest of the shareholder in the business and (e) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring the business before the meeting.
      The notice should be mailed to the Secretary of Brookdale at “Attention: Secretary, Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611”. Brookdale reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Other Matters
      The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy or their substitutes acting thereunder, to vote, or otherwise act, in accordance with their best judgment on those matters.
      No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.
Additional Information
      We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C., New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611, Attention: General Counsel, and can also be accessed through our website at www.brookdaleliving.com.
      The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.
      Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to, Brookdale Senior Living Inc., 330 North Wabash Avenue, Suite 1400, Chicago, Illinois 60611, Attention: General Counsel.

By Order of the Board of Directors

Name: Deborah C. Paskin

Title:	Executive Vice President, Secretary and General Counsel

APPENDIX A: AUDIT COMMITTEE CHARTER
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
BROOKDALE SENIOR LIVING INC.
ADOPTED AS OF NOVEMBER 16, 2005

I.	PURPOSE OF THE COMMITTEE
      The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Brookdale Senior Living Inc. (the “Corporation”) shall be to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries, including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the Corporation’s independent auditors’ qualifications and independence, and (iv) the performance of the Corporation’s independent auditors and the Corporation’s internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

II.	COMPOSITION OF THE COMMITTEE
      The Committee shall consist of three or more directors as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the “NYSE”) and any additional requirements that the Board deems appropriate.
      No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation’s annual proxy statement.
      The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.
      Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.
      Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must be designated by the Board to be the “audit committee financial expert,” as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”).

III.	MEETINGS AND PROCEDURES OF THE COMMITTEE
      The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the director or other supervisor of the Corporation’s internal auditing department or other person responsible for the internal audit function and (iii) the Corporation’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.
      A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

      The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE
      In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NYSE or any other applicable regulatory authority:

Selection, Evaluation and Oversight of the Auditors
      The Committee shall have the following duties and responsibilities with respect to the selection, evaluation and oversight of the Corporation’s auditors:
      (a) To be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Corporation, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Corporation’s Annual Report on Form 10-K is referred to herein as the “independent auditors”);
      (b) To review and, in its sole discretion, approve in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the SOX Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such independent auditors (which approval should be made after receiving input from the Corporation’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee/the chairperson of the Committee and the persons granting such approval shall report such approval to the Committee at the next scheduled meeting;
      (c) To review the performance of the Corporation’s independent auditors, including the lead partner and reviewing partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;
      (d) To obtain at least annually from the Corporation’s independent auditors and review a report describing:

(i) the independent auditors’ internal quality-control procedures;

(ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(iii) all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);
      The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner and the reviewing partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

      (e) To evaluate the independence of the Corporation’s independent auditors by, among other things:

(i) monitoring compliance by the Corporation’s independent auditors with the audit partner rotation requirements contained in the SOX Act and the rules and regulations promulgated by the SEC thereunder;

(ii) monitoring compliance by the Corporation of the employee conflict of interest requirements contained in the SOX Act and the rules and regulations promulgated by the SEC thereunder; and

(iii) engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules;

Oversight of Annual Audit and Quarterly Reviews
      The Committee shall have the following duties and responsibilities with respect to the oversight of the Corporation’s annual audit and quarterly reviews:
      (a) To review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;
      (b) To review with management, the Corporation’s independent auditors and the director or other supervisor of the Corporation’s internal auditing department, the following information which is required to be reported by the independent auditor:

(i) all critical accounting policies and practices to be used;

(ii) all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(iii) all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

(iv) any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation;
      (c) To review with management, the Corporation’s independent auditors and, if appropriate, the director or other supervisor of the Corporation’s internal auditing department, the following:

(i) the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto;

(ii) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Corporation’s selection or application of accounting principles;

(iii) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Corporation’s financial statements; and

(iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;
      (d) To resolve all disagreements between the Corporation’s independent auditors and management regarding financial reporting;
      (e) To review on a regular basis with the Corporation’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(i) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

(ii) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

(iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation;

Oversight of the Financial Reporting Process and Internal Controls
      The Committee shall have the following duties and responsibilities with respect to the oversight of the Corporation’s financial reporting process and internal controls:
      (a) To review:

(i) the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Corporation’s internal audit function through inquiry and discussions with the Corporation’s independent auditors, management and director or other supervisor of the Corporation’s internal auditing department;

(ii) the yearly report prepared by management, and attested to by the Corporation’s independent auditors, assessing the effectiveness of the Corporation’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Corporation’s Annual Report on Form 10-K; and

(iii) the Committee’s level of involvement and interaction with the Corporation’s internal audit function, including the Committee’s line of authority and role in appointing and compensating employees in the internal audit function;
      (b) To review with the chief executive officer, chief financial officer and independent auditors, periodically, the following:

(i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information; and

(ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting;
      (c) To discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation, including the internal auditing department, assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
      (d) To review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Corporation’s chief executive officer to assign additional internal audit projects to the director or other supervisor of the Corporation’s internal auditing department;
      (e) To review with management the Corporation’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;
      (f) To receive periodic reports from the Corporation’s independent auditors, management and director or other supervisor of the Corporation’s internal auditing department to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

      (g) To review and discuss with the independent auditors the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Corporation’s financial statements should be included in the Annual Report on Form 10-K;
      (h) To establish and maintain free and open means of communication between and among the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;
      (i) To review the type and presentation of information to be included in the Corporation’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

Miscellaneous
      The Committee shall have the following miscellaneous duties and responsibilities:
      (a) To establish clear hiring policies by the Corporation for employees or former employees of the Corporation’s independent auditors;
      (b) To meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Corporation and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Corporation or any of its directors, officers, employees or agents or breaches of fiduciary duty to the Corporation;
      (c) To prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement;
      (d) To review the Corporation’s policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation’s independent auditors;
      (e) To establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;
      (f) To secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;
      (g) To report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function; and

      (h) To perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.
EVALUATION OF THE COMMITTEE
      The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The Committee shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate.
      The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Corporation’s or the Board’s policies or procedures.
INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS
      The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary.
* * *

ANNUAL MEETING OF SHAREHOLDERS OF
BROOKDALE SENIOR LIVING INC.
May 18, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided.â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The Election of two Class III directors:

NOMINEES:
☐	FOR ALL NOMINEES	O Jeffrey R. Leeds
O Dr. Samuel Waxman

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of Ernst & Young LLP as independent registered public accounting firm for Brookdale Senior Living Inc. for fiscal year 2006; and	☐	☐	☐

3.	Any other business properly presented at the Annual Meeting.
THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BROOKDALE SENIOR LIVING INC.
330 North Wabash Avenue, Suite 1400
Chicago, Illinois 60611
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
ANNUAL MEETING OF SHAREHOLDERS
     The undersigned hereby appoints Wesley R. Edens, Mark J. Schulte and Deborah C. Paskin, or any of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Brookdale Senior Living Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Brookdale Senior Living Inc., to be held on Thursday, May 18, 2006 at 1:00 P.M., local time, at the Four Seasons Hotel, located at 57 East 57th Street, New York, NY 10022, including any adjournments and postponements thereof, upon the matters set forth on the reverse side and more fully described in the notice and proxy statement for said Annual Meeting and in their discretion upon all other matters that may properly come before said Annual Meeting.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
BROOKDALE SENIOR LIVING INC.
May 18, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET- Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM
Eastern Time the day before the cut-off or meeting date.
 âPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The Election of two Class III directors:

NOMINEES:
☐	FOR ALL NOMINEES	O Jeffrey R. Leeds
O Dr. Samuel Waxman

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of Ernst & Young LLP as independent registered public accounting firm for Brookdale Senior Living Inc. for fiscal year 2006; and	☐	☐	☐

3.	Any other business properly presented at the Annual Meeting.
THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.